UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2013

Books-A-Million, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Industrial Lane
  Birmingham, Alabama 35211
 (Address of Principal Executive Offices, including Zip Code)

(205) 942-3737
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e)           Entry into Change in Control Agreements with Certain Executive Officers.

On September 27, 2013, Books-A-Million, Inc. (the “Company”) entered into a Change in Control Agreement (the “CIC Agreement”) with  R. Todd Noden, Chief Financial Officer. The CIC Agreement was approved by the Company’s Board of Directors on September 20, 2013.

The CIC Agreement provides for a two-year employment period following a “change in control” (as defined in the CIC Agreement) during which Mr. Noden would be entitled to maintain his pre-change in control position with the Company and to receive the same base salary, bonus/incentive compensation opportunities and welfare benefits.  Further, Mr. Noden would be entitled to receive a lump sum payment and continued welfare benefits following certain types of termination of employment during the two-year period.  The CIC Agreement also provides that, during the employment period and for a period of two years following termination of employment, Mr. Noden will be bound by covenants not to compete and not to solicit.

The foregoing description of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the CIC Agreement executed by Mr. Noden, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit
10.1
Form of Change in Control Agreement, entered into by and between Books-A-Million, Inc. and R. Todd Noden on September 27, 2013 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated March 21, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ Terrance G. Finley
Terrance G. Finley Chief Executive Officer and President

Dated: October 1, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1
Form of Change in Control Agreement, entered into by and between Books-A-Million, Inc. and R. Todd Noden on September 27, 2013 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated March 21, 2011).